UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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OCUGEN, INC.

(Name of Registrant as Specified In Its Charter)

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5 Great Valley Parkway, Suite 160

Malvern, PA 19355
2020 ANNUAL MEETING OF STOCKHOLDERS
To be Reconvened on January 13, 2021

December 23, 2020

Dear Stockholder:

Ocugen, Inc.’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will reconvene on January 13, 2021 at 11:00 a.m. Eastern Time and will continue to be held virtually via live audio webcast.

The purpose of this letter is to alert you that our Board of Directors has determined to modify Item 2, a proposal included in our definitive proxy statement filed with the Securities and Exchange Commission on October 30, 2020 (the “Proxy Statement”) to adopt an amendment to our Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of our common stock. Although Item 2 has received the approval of a substantial majority of the shares for which votes have been cast, it has not yet obtained approval by the required majority of shares outstanding.

The Proxy Amendment included with this letter modifies the proposed amendment to the Certificate of Incorporation by decreasing the proposed aggregate number of shares of our common stock that would be authorized to be issued from 500,000,000 shares to 400,000,000 shares. As amended, the proposed number of authorized shares represents an increase of 200,000,000 shares of our common stock over the 200,000,000 shares of our common stock currently authorized in the Certificate of Incorporation. The reduction in the proposed number of authorized shares has been made in response to requests received from stockholders.

The Board believes that the approval of Item 2 is important and in the best interests of the Company and its stockholders. Unless Item 2 is approved, the Company will not have the ability to issue sufficient additional shares in connection with potential financings, business combinations, incentive awards to attract or retain qualified management and other key personnel or other corporate purposes. Our success is highly dependent on our ability to execute such transactions in a timely and efficient matter and without the need to convene a special stockholder meeting. The Board further believes that the proposed amendment, as modified, represents an increase in the number of authorized shares that is appropriate in light of these corporate objectives.

Please review the Proxy Amendment included with this letter for more information regarding the modified proposal and for information about how you can vote or change your vote. If you have not already voted your shares with respect to Item 2, we urge that you please do so now.

If you have any questions with respect to voting on the amended and restated Item 2, please call our Chief Financial Officer and Corporate Secretary, Sanjay Subramanian, at (484) 328-4762.

Sincerely,

Shankar Musunuri, Ph.D., MBA
Chairman of the Board and Chief Executive Officer

OCUGEN, INC.

Amendment No. 1 to Proxy Statement For 2020 Annual Meeting of Stockholders

Explanatory Note

This Amendment No. 1 (this “Amendment”) amends the Definitive Proxy Statement (the “Proxy Statement”) filed by Ocugen, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on October 30, 2020. The Proxy Statement was filed in connection with the Company’s 2020 Annual Meeting of Stockholders held on December 23, 2020 (the “Annual Meeting”), which was adjourned, solely with respect to Item 2, to Wednesday, January 13, 2021 at 11:00 a.m. Eastern Time. The reconvened meeting will take place virtually by live audio webcast at www.virtualshareholdermeeting.com/OCGN2020.

At the direction of the Company’s Board of Directors, the Company is filing this Amendment to amend and restate Item 2 as set forth in the Proxy Statement, titled “The Authorized Shares Amendment Proposal,” which would have approved an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of common shares from 200,000,000 to 500,000,000. The Board of Directors has altered the proposed amendment by decreasing the proposed aggregate number of shares of common stock that the Company is authorized to issue from 500,000,000 shares to 400,000,000 shares. Item 2 in the Proxy Statement is hereby amended and replaced in its entirety with the contents of Item 2 as contained in this Amendment. For clarity, all additional references in the Proxy Statement (including in the Notice of Annual Meeting) to 500,000,000 shares shall hereby be amended to reference 400,000,000 shares. The Company has also filed an updated Proxy Card with this Amendment.

Except as described in this Amendment, the information provided in the Proxy Statement is unchanged and continues to apply. The information contained in this Amendment modifies and supersedes any inconsistent material with respect to Item 2 contained in the Proxy Statement, and for clarity, all references to Item 2 contained in the Proxy Statement should be read to refer to Item 2 as contained in this Amendment. This Amendment should be read together with the Proxy Statement, which contains important additional information. Capitalized terms used but not otherwise defined in this Proxy Amendment have the meanings ascribed to them in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders

This Proxy Amendment and an updated Proxy Card are being mailed to stockholders on or about December 23, 2020. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to our adjourned Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders of record as of the close of business on October 28, 2020, paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Amendment, the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available to holders of our common stock at www.Proxyvote.com.

Voting or Changing Your Vote

You may vote at the reconvened Annual Meeting by voting online during the live audio webcast or you may cast your vote by (1) mailing your signed updated Proxy Card or voter instruction card; (2) using the internet at www.proxyvote.com; or (3) calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

If you have already voted on Item 2, you do not need to take any further action unless you wish to change your vote. If you have previously voted and would like to change your vote with respect to Item 2, as amended hereby, you may do so by casting a new vote in the manner set forth above. Any previously submitted proxy votes for Item 2, to the extent not revoked, will continue to be voted in accordance with the proxies as originally cast with respect to Item 2.

Other important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “General Information About the Meeting.”

Proxy Cards must be received by no later than January 12, 2021. The deadline for voting on Item 2 by telephone or Internet at www.proxyvote.com is 11:59 PM Eastern Time on January 12, 2021.

Only stockholders of record of our common stock as of the close of business on October 28, 2020 are entitled to notice of, and to vote at, the reconvened Annual Meeting.

Your vote matters. Whether or not you plan to attend the reconvened Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your updated proxy.

2

Amendment to Proxy Statement

The disclosure under the heading “Item 2: The Authorized Shares Amendment Proposal” as set forth on pages 49 and 50 of the Proxy Statement is amended and restated in its entirety as follows:

ITEM 2: the AUTHORIZED SHAREs AMENDMENT proposal

General

The Board has approved an amendment to our Certificate of Incorporation (the “Authorized Shares Amendment”), to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000. The Authorized Shares Amendment will not change the number of authorized shares of preferred stock, which currently consists of 10,000,000 shares of preferred stock.

The additional shares of common stock authorized for issuance by the Authorized Shares Amendment would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding. The full text of the proposed Authorized Shares Amendment is attached to this Proxy Statement as Appendix B. However, the text of the Authorized Shares Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the proposed amendment of the Certificate of Incorporation.

Provided the stockholders approve the Authorized Shares Amendment, the increased number of shares would be authorized for issuance, but would remain unissued until such time as the Board approves a specific issuance of shares. Other than to permit the exercise of all outstanding options and warrants, the conversion of all outstanding shares of preferred stock and future issuances under the Company’s equity incentive plans, the Company currently has no plans or arrangements to issue the additional authorized shares of common stock that will result in the event that the Company’s stockholders approve, and the Company implements, the Authorized Shares Amendment.

Adoption of the Authorized Shares Amendment would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock, to the extent that any additional shares of common stock are ultimately issued out of the increase in authorized shares proposed in the Authorized Shares Amendment.

If the proposed Authorized Shares Amendment is approved by the requisite vote of the stockholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. The Board reserves its right to elect not to proceed with and abandon the Authorized Shares Amendment if it determines, in its sole discretion at any time, that this proposal is no longer in the best interests of our stockholders.

If we fail to obtain stockholder approval of the Authorized Shares Amendment at the Annual Meeting, we intend to continue to seek to obtain stockholder approval at each subsequent annual meeting of stockholders and/or special meetings of stockholders until such approval has been obtained and we will incur the costs associated therewith.

Purposes and Effects of the Authorized Shares Amendment

Currently, we are authorized to issue up to a total of 200,000,000 shares of common stock. On the Record Date, there were 162,026,473 shares of our common stock outstanding, warrants to purchase 870,017 shares of our common stock issued and outstanding (with a weighted average exercise price of $5.67 per share), options to purchase 4,232,924 shares of our common stock issued and outstanding under our equity compensation plans (with a weighted average exercise price of $0.88 per share), an aggregate of 716,091 shares reserved for issuance pursuant to the 2019 Plan and the 2014 Plan and 56 shares of our common stock issuable upon conversion of our Preferred Stock. This leaves 32,154,439 shares of our authorized common stock available for future issuance.

The Board is recommending the proposed increase in the authorized number of shares of common stock to provide the Company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the Authorized Shares Amendment could enable the Company to take advantage of market conditions, the availability of more favorable financing, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting. Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel, and the approval of the Authorized Shares Amendment would ensure that there is no lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities.

The proposed Authorized Shares Amendment will not, by itself, have an immediate dilutive effect on our current stockholders. However, if the Authorized Shares Amendment is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by the stockholders. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities, or for other corporate purposes. The future issuance of additional shares of common stock or securities convertible into our common stock, may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our common stock, some of whom have preemptive rights to subscribe for additional shares that we may issue.

Potential Anti-Takeover Effect

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposals discussed herein, that may be used as an anti-takeover mechanism. An increase in the number of authorized shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders. Although the Authorized Shares Amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Shares Amendment could facilitate future attempts by us to oppose changes in control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the common stock.

Vote Required

Under Delaware law, the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to adopt and approve the amendment to our Certificate of Incorporation to effect the increase in the number of authorized shares of common stock. Because adoption and approval of the Authorized Shares Amendment requires a majority of the outstanding shares, an abstention with respect to the Authorized Shares Amendment proposal will have the same effect as a vote “Against” the proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE AUTHORIZED SHARES AMENDMENT PROPOSAL.

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OCUGEN, INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Ocugen, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.       The name of the Corporation is Ocugen, Inc.

2.       That a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth an amendment to the Sixth Amended and Restated Certificate of Incorporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Sixth Amended and Restated Certificate of Incorporation as follows:

3.       The Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article IV, Paragraph A in its entirety as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is four hundred ten million (410,000,000), consisting of four hundred million (400,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and ten million (10,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”

4.       This Certificate of Amendment shall become effective on _______, 20__ at 12:01 a.m. Eastern Time.

5.       Except as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

IN WITNESS WHEREOF, Ocugen, Inc. has caused this Certificate to be executed by its duly authorized officer on this _____ day of _____________, 20__.

OCUGEN, INC.

By:
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com OCUGEN, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OCGN2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D29105-P45584 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OCUGEN, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 3.N/A - proposal has passed !!! The Board of Directors recommends you vote FOR the following proposals: For Against Abstain The Board of Directors recommends you vote 1 year on the following proposal: 1 Year 2 Years 3 Years Abstain 1.N/A - proposal did not pass!!! ! !! 6.N/A - proposal has passed !!!! number of authorized shares of common stock to 400,000,000 shares. 4.N/A - proposal has passed!!! 5.N/A - proposal has passed!!! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. D29106-P45584 OCUGEN, INC. Annual Meeting of Stockholders December 23, 2020 11:00 AM EST Adjourned to January 13, 2021 11:00 AM EST solely with respect to Item 2 This proxy is solicited by the Board of Directors The stockholders hereby appoint Shankar Musunuri and Sanjay Subramanian, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OCUGEN, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders, which has been adjourned to 11:00 AM EST on January 13, 2021, at www.virtualshareholdermeeting.com/OCGN2020, and any further adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side